SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         Cellegy Pharmaceuticals, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                          Cellegy Pharmaceuticals, Inc.

                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 31, 2001

To the Shareholders:

     The Annual Meeting of Shareholders of Cellegy Pharmaceuticals, Inc. ("Cellegy") will be held at 349 Oyster Point Boulevard, Suite 200, South San Francisco, California on May 31, 2001, at 8:30 a.m., P.D.T., for the following purposes:

     1. To elect nine members of the Board of Directors to serve until the next annual meeting of shareholders;

     2. To approve an amendment to Cellegy's Amended and Restated Articles of Incorporation increasing the authorized number of shares of common stock by 15,000,000 shares, from 20,000,000 to 35,000,000;

     3. To ratify the appointment of Ernst & Young LLP as Cellegy's independent auditors for the 2001 fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Only shareholders of record at the close of business on April 10, 2001 are entitled to notice of, and to vote at, the meeting and any adjournments and postponements thereof.

         You are cordially invited to attend the meeting in person.


                                 By Order of the Board of Directors

                                 /s/ K. Michael Forrest
                                 -----------------------------------------------
                                 K. Michael Forrest
                                 Chairman, President and Chief Executive Officer


South San Francisco, California
April 16, 2001

--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                          Cellegy Pharmaceuticals, Inc.
                      349 Oyster Point Boulevard, Suite 200
                      South San Francisco, California 94080

                                 (650) 616-2200

                          ----------------------------

                         Annual Meeting of Shareholders
                                 PROXY STATEMENT

                          ----------------------------

                                 April 16, 2001

To the Shareholders:

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Cellegy Pharmaceuticals, Inc., a California corporation ("Cellegy"), for use at Cellegy's annual meeting of shareholders, and any adjournments and postponements (the "Annual Meeting") to be held at 8:30 a.m., P.D.T., on May 31, 2001, at 349 Oyster Point Boulevard, Suite 200, South San Francisco, California. Only shareholders of record on the close of business on April 10, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 13,870,136 shares of common stock, no par value ("common stock"), were outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement, our Annual Report to Shareholders, and the accompanying form of proxy were first mailed to shareholders on or about April 16, 2001.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     Holders of common stock are entitled to one vote for each share of common stock held, except that in the election of directors each shareholder has cumulative voting rights as described below. The authorized number of directors currently is nine. For the election of directors, any shareholder may exercise cumulative voting rights, which enable the shareholder to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected by the class of stock held. All such votes may be cast for a single nominee or may be distributed among any or all of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. In order to be entitled to cumulate votes, a shareholder must give notice at the Annual Meeting, prior to voting, of the shareholder's intention to do so. In addition, no shareholder will be entitled to cumulate votes for a candidate unless that candidate's name has been placed in nomination before the voting. If one shareholder gives such a notice, all shareholders may cumulate their votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes required by proxies in the proxy holder's sole discretion. Shareholders are requested, by means of the accompanying proxy, to grant discretionary authority to the proxy holders to cumulate votes.

     In the event that a broker, bank, custodian, nominee or other record holder of Cellegy's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

     Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal No. 2 requires approval by a majority of the outstanding shares. Proposal No. 3 requires for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. For purposes of such proposals, (i) the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Annual Meeting, whether those shareholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the proposal, (ii) the total number of shares cast "for" Proposal Nos. 2 and 3 or returning a properly signed proxy but giving no instructions will be counted for purposes of determining whether sufficient affirmative votes have been cast, (iii) abstentions will be treated as shares that are present and entitled to vote on the proposal and will have the same effect as a vote against the proposal and
(iv) broker non-votes will not be counted as present or voting with respect to such proposals.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

     We will bear the cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, Cellegy will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, Cellegy will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and employees of Cellegy.


                             REVOCABILITY OF PROXIES

     Any shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked (i) by an instrument of revocation delivered before the Annual Meeting to the Secretary of Cellegy at its principal executive offices, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or (iii) by voting in person at the Annual Meeting. Please note, however, that if a shareholder's shares are held of record by a broker, bank, custodian or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank, custodian or other nominee confirming that shareholder's beneficial ownership of the shares. Attendance at the Annual Meeting will not by itself revoke a proxy.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

     Nine directors are to be elected to the Board at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified or until the death, resignation, or removal of the director. Each of the nominees is currently a director of Cellegy. If any nominee is unable or unwilling to serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. Proxies received will be voted
"FOR" the election of the nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote.

     The names of the nominees and certain information about them are set forth below:

                                                            Principal                     Director
                  Name             Age                      Occupation                      Since
                  ----             ---                      ----------                      -----
K. Michael Forrest                 57         Chairman, President and Chief                 1996
                                              Executive Officer of Cellegy

Carl R. Thornfeldt, M.D.           49         Cellegy Founder and Consultant,               1989
                                              Clinical Dermatologist

Jack L. Bowman (1)                 68         Former Group Chairman, Johnson &              1996
                                              Johnson

Felix J. Baker, Ph.D. (1)          31         Institutional Investment Manager              2000

Julian C. Baker (2)                34         Institutional Investment Manager              2000

Tobi B. Klar, M.D.                 46         Dermatologist and Associate Clinical          1995
                                              Professor in Dermatology, Albert
                                              Einstein Medical Center

Ronald J. Saldarini, Ph.D. (2)     61         Former President, Wyeth Lederle               1999
                                              Vaccines

Alan A. Steigrod (1)               63         Managing Director, Newport HealthCare         1996
                                              Ventures

Larry J. Wells (2)                 58         President, Wells Investment Group             1989

------------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

     Directors hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Cellegy has agreed that as long as Four Partners and persons and entities affiliated with Four Partners or the Tisch family (as reflected in joint Schedule 13Ds or similar filings (collectively, "Four Partners") own at least 1,250,000 shares of Cellegy common stock, upon the request of Four Partners Cellegy will cause the Board to nominate either Julian Baker or Felix Baker, or another designee reasonably satisfactory to Cellegy, as a director. In addition, pursuant to a resolution adopted by the Board, the Tisch family may nominate a second representative for consideration by the Board. Julian Baker and Felix Baker were appointed and are nominated pursuant to these arrangements. Executive officers are chosen by and serve at the discretion of the Board of Directors, subject to any written employment agreements with Cellegy.

     K. Michael Forrest. Mr. Forrest became Chairman in May 2000 and has been President, CEO and a director since December 1996. From January 1996 to November 1996, he served as a biotechnology consultant. From November 1994 to December 1995, he served as President and CEO of Mercator Genetics, a public biotechnology company. From March 1991 to June 1994, he served as President and CEO of Transkaryotic Therapies, Inc., a public biotechnology company. From 1968 to 1991, Mr. Forrest held a series of positions with Pfizer, Inc. and senior management positions with American Cyanamid, including Vice President of Lederle U.S. and Lederle International. He is a director of AlphaGene Inc., a private functional genomics company, and INEX Pharmaceuticals, a public company developing anti-cancer products.

     Carl R. Thornfeldt, M.D. Dr. Thornfeldt is a co-founder and a director, as well as a physician, board certified in dermatology. Dr. Thornfeldt served as Chairman from 1996 to July 2000 and as acting CEO from July 1996 to December 1996. In addition, Dr. Thornfeldt served as Vice President, Research and Development from October 1994 until May 1996. Since 1983, Dr. Thornfeldt has maintained a private dermatology practice and is an Assistant Clinical Professor in Dermatology at the University of Oregon Health Sciences Center. He completed his dermatology residency at the University of California, San Diego. He has authored numerous publications and is named as the sole inventor or one of several inventors of over twenty U.S. patents. Dr. Thornfeldt received his M.D. from the University of Oregon Health Sciences Center.

     Daniel L. Azarnoff, M.D. Dr. Azarnoff joined Cellegy as Vice President, Clinical and Regulatory Affairs in October 1997. He became Senior Vice President in July 1999, and in February 2001 assumed the position of Sr. Vice President of Medical and Regulatory Affairs and was given the additional responsibility of Medical Director. Since January 1986, Dr. Azarnoff has been President of D.L. Azarnoff Associates and will continue consulting to the industry on a part-time basis. From August 1978 to December 1985, he served as President of Research and Development at G.D. Searle and Co. From July 1967 to August 1978, he was KUMC Distinguished Professor of Medicine and Pharmacology, as well as the Director of the Clinical Pharmacology-Toxicology Center at the University of Kansas Medical Center. Dr. Azarnoff has also served as a member of advisory and expert committees within the Food and Drug Administration, World Health Organization, American Medical Association, National Academy of Sciences and National Institutes of Health. He received his M.D. from the University of Kansas Medical School. Dr. Azarnoff is currently director of Western Center Clinical Trials, and Entropin, Inc.

     John J. Chandler. Mr. Chandler became Vice President, Corporate Development in May 1998. From January 1995 to March 1998, he served as Vice President, Europe for the Medical Device Division of American Home Products. During 1994, he was Area Director, Europe/Latin America for American Home Products. From 1968 to 1993, he held a series of management and senior management positions with American Cyanamid Company. Mr. Chandler holds an M.B.A. in Marketing from Seton Hall University and a B.S. in Biology from the Queens College of the City University of New York.

     A. Richard Juelis. Mr. Juelis became Vice President, Finance and Chief Financial Officer in November 1994. From January 1993 to September 1994 he served as Vice President, Finance and Chief Financial Officer for VIVUS, Inc., a publicly traded drug delivery company. From October 1990 to December 1992, he served as Vice President, Finance and Chief Financial Officer at XOMA Corporation, a public biotechnology company. Mr. Juelis has also held domestic and international financial and general management positions with Hoffmann-LaRoche from 1976 to 1982, and Schering-Plough from 1983 to 1990.

     Felix J. Baker, Ph.D. Dr. Baker became a director in May 2000. He has managed healthcare investments for the Tisch family since 1994, as well as other investment partnerships focused on the life sciences industry. Dr. Baker is a director of Neurogen Corporation, a public pharmaceutical company, and several private companies. He holds a B.S. degree and a Ph.D. in Immunology from Stanford University. Dr. Baker is the brother of Julian C. Baker, who is also a director of Cellegy.

     Julian C. Baker. Mr. Baker became a director in December 2000. He has managed healthcare investments for several investment funds including funds for the Tisch family since 1994. Previously, Mr. Baker was an investment banker with the Merchant Banking Division of Credit Suisse First Boston. Mr. Baker is a director of Neurogen Corporation, a public pharmaceutical company, and several private companies. He holds a B.A. degree from Harvard University.

     Jack L. Bowman. Mr. Bowman became a director in December 1996. He is currently a consultant to various pharmaceutical and biotechnology industry groups. From August 1987 to January 1994, he was Company Group Chairman at Johnson & Johnson, where he managed much of its global diagnostic and pharmaceutical businesses. Before then, Mr. Bowman held executive positions with CIBA-Geigy and American Cyanamid, where he had responsibility for worldwide pharmaceutical, medical device and consumer product divisions. He is currently a director of Celgene Corporation, NeoRx Corp., Cell Therapeutics, Inc., Targeted Genetics, Inc. and Osiris Therapeutics, and is the Chairman of Reliant Pharmaceuticals.

     Tobi B. Klar, M.D. Dr. Klar became a director in June 1995. She is a physician, board certified in dermatology. Since 1986, Dr. Klar has maintained a private dermatology practice and has served as Co-Chairperson of the Department of Dermatology at New Rochelle Hospital Medical Center, New Rochelle, New York, and Associate Clinical Professor in dermatology at Albert Einstein Medical Center in New York City. Dr. Klar holds an M.D. from the State University of New York.

     Ronald J. Saldarini, Ph.D. Dr. Saldarini became a director in July 1999, after retiring from American Home Products (AHPHe serves on two committees (Military Vaccines, Immunization Finance) at the National Academy of Sciences Institute of Medicine and is a consultant to the Malaria Vaccine Initiative. He is also associate with Naimark and Associates, a consulting firm, which provides service to the healthcare industry. Prior to his board membership, he was the President of Wyeth Lederle Vaccines and Pediatrics, a division of AHP from January 1995 to June 1999. He was also President of the Lederle-Praxis Biologicals Division from 1989 through 1994. He has been a member of the National Vaccine Advistory Committee and the National Advisory Commission on Childhood Vaccines. He received his Ph.D. in Biochemistry and Physiology. He is currently director of Idun Pharmaceuticals, Therion Biologics, Alphavax and Medarex, Inc.

     Alan A. Steigrod. Mr. Steigrod became a director in July 1996. Since January 1996, he has been Managing Director of Newport HealthCare Ventures, which invests in and advises biopharmaceutical companies. From March 1993 to November 1995, he served as President and CEO of Cortex Pharmaceuticals, Inc. From February 1991 to February 1993, he worked as a biotechnology consultant. From March 1981 through February 1991, Mr. Steigrod held a series of executive positions with Glaxo Wellcome, Inc., serving as Chairman of Glaxo's operating committee, as well as on its board of directors. Prior to Glaxo, Mr. Steigrod held a number of senior management positions with Boehringer Ingelheim, Ltd. and Eli Lilly & Co. He is a director of Sepracor Inc. and NeoRx Corporation.

     Larry J. Wells. Mr. Wells became a director in 1989. For the past eighteen years, he has been a venture capitalist. He is the President of Wells Investment Group, the General Partner of Daystar Partners, and the founder of Sundance Venture Partners, L.P., a venture capital fund. Mr. Wells is a director of Identix, Inc., Isonics Corp., Wings America and CCF Brands.

Board of Directors Meetings and Committees

     During the fiscal year ended December 31, 2000 ("fiscal 2000"), the Board held eight meetings, including telephone conference meetings. Each nominee who was a director during fiscal 2000 attended at least 75% of meetings of the Board and any committee on which he or she served.

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

     Mr. Wells, Dr. Saldarini and Mr. Julian Baker are the current members of the Audit Committee. The Audit Committee met twice during fiscal 2000, and the auditors conducted two telephonic calls with the Committee Chairman to independently review certain quarterly financial results. The Audit Committee reviews our accounting practices, internal control systems and meets with our outside auditors concerning the scope and terms of their engagement and the results of their audits.

     Messrs. Bowman, Steigrod and Dr. Felix Baker are the current members of the Compensation Committee. The Compensation Committee met six times during 2000, including telephonic meetings, and acted by written consent twice. The Compensation Committee recommends compensation for officers and employees of Cellegy, and grants options and stock awards under our employee benefit plans.

Director Compensation

     Directors employed by Cellegy did not receive any monetary fees for services performed for Cellegy during 2000. Outside directors are reimbursed for their travel expenses related to Board meetings. In addition, they receive a fee of $1,250 for each Board meeting attended in person. Also, outside directors receive $500 for each committee meeting attended in person.

     Non-employee directors of Cellegy are eligible to participate in the 1995 Directors' Stock Option Plan (the "Directors' Plan"). A total of 250,000 shares of common stock are reserved for issuance to eligible directors pursuant to the Directors' Plan. The Directors' Plan is currently administered by the Compensation Committee of the Board. On the date on which an eligible director is elected, the director is granted a non-qualified stock option (normally with a term of ten years) (an "Initial Option") to acquire 30,000 shares. Thereafter, on the first business day after our annual meeting of shareholders, an eligible director will be granted a ten-year option (an "Annual Option") to acquire 8,000 shares. The exercise price of all such options is the fair market value of the shares on the grant date. Initial Options generally are exercisable immediately with respect to 25% of the shares subject to the option, and become exercisable with respect to the remaining shares subject to the option upon the first, second, and third anniversaries of the grant date. Annual Options become exercisable with respect to 33.3% of the shares on each of the first, second and third anniversary of the grant date. During fiscal 2000, Annual Options to acquire 8,000 shares at an exercise price of $4.81 per share were granted to each of Jack L. Bowman, Tobi B. Klar, M.D., Ronald J. Saldarini, Alan A. Steigrod and Larry J. Wells, an Initial Option to acquire 30,000 shares at an exercise price of $4.81 was granted to Felix J. Baker and an Initial Option to acquire 30,000 shares at an exercise price of $5.50 was granted to Julian C. Baker.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                  ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                                 PROPOSAL NO. 2

          APPROVAL OF AMENDMENT TO INCREASE TOTAL NUMBER OF AUTHORIZED
           SHARES UNDER AMENDED AND RESTATED ARTICLES OF INCORPORATION

     Cellegy's Amended and Restated Articles of Incorporation (the "Restated Articles") currently authorize us to issue up to 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. This Proposal would amend our Restated Articles to authorize us to issue up to 35,000,000 shares of common stock and 5,000,000 shares of preferred stock.

     The larger number of authorized shares of common stock provided for in this Proposal will provide us with the flexibility to undertake various types of transactions, including stock splits, issuances of stock dividends, financings, increases in the shares reserved for issuance under our equity incentive plans, or other corporate transactions not yet determined, without the expense and delay of a special meeting of shareholders. As of March 31, 2001, 13,866,936 shares of common stock were issued and outstanding and 2,844,887 shares of common stock were issuable upon the exercise of outstanding warrants and options and options that may be granted in the future under our equity incentive plans, and we therefore have approximately 3,288,177 shares available for issuance in the future. Consequently, the number of shares currently authorized would not be sufficient, for example, to approve a stock split without first obtaining shareholder approval. The proposed increase in the number of shares of common stock from 20,000,000 shares to 35,000,000 would result in our having approximately 18,288,177 shares available for issuance in the future. Except for the 2,844,887 shares reserved to cover past and future grants under existing incentive plans and outstanding warrants as described above, Cellegy has no present arrangements or plans concerning the issuance or use of a material amount of shares of common stock. Although we currently have no agreements or understandings with respect to material acquisitions, the increase in the number of shares of common stock will provide us with additional flexibility with regard to any future acquisition.

     Under this Proposal, the additional shares of common stock would be available for issuance without further shareholder action, unless shareholder action is otherwise required by California law or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or quoted.

     The additional authorized shares will (i) be part of the existing class of common stock, (ii) not affect the terms of the common stock or the rights of the holders of common stock and (iii) have the same rights and privileges as the shares of common stock presently outstanding. Shareholders' current ownership of common stock will not give them automatic rights to purchase any of the additional authorized shares. Any future issuance of additional authorized shares of common stock will decrease the existing shareholders' equity ownership and may have dilutive effect on earnings per share of common stock and on the equity and voting rights of those holding common stock at the time the additional authorized shares are issued. Although not a factor in the Board's decision to propose the amendment to the Restated Articles, the additional shares of common stock that would become available for issuance if the proposed amendment were adopted could also be used by us to oppose a hostile takeover attempt or delay or prevent changes of our control or changes in or removal of our management. For example, without further shareholder approval, our Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Cellegy is not aware of any effort to accumulate Cellegy securities or to obtain control of the company by means of a tender offer, proxy contest or otherwise. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations, not by threat of any attempt to accumulate shares or otherwise gain control of us, shareholders nevertheless should be aware that approval of the Proposal could hinder or prevent transactions resulting in a change of control, including transactions that are favored by a majority of the independent shareholders or in which shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

     In addition, the authority granted by our Restated Articles to our Board to fix the designations, powers, preferences, rights, qualification, limitations and restrictions of any class or series of our preferred stock could be sued for anti-takeover purposes. The proposal to increase the number of authorized shares of common stock, however, is not part of any plan to adopt a series of amendments having an anti-takeover effect.

Vote Required and Board Of Directors' Recommendation

     The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. The proxy holders intend to vote all proxies received by them FOR the amendment of the Amended and Restated Articles of Incorporation. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
           AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED ARTICLES OF
                                 INCORPORATION

                                 PROPOSAL NO. 3

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Cellegy has engaged Ernst & Young LLP as its principal independent public accountants to perform the audit of Cellegy's financial statements for fiscal 2001. Ernst & Young LLP has audited Cellegy's financial statements since 1989. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
               RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2001, certain information known to Cellegy regarding the ownership of shares of common stock by (i) each person known to Cellegy to be a beneficial owner of more that 5% of the outstanding shares of common stock, (ii) each director, (iii) each Named Officer
(see "Executive Compensation") and (iv) all directors and executive officers as a group.

                                                                                Shares Beneficially
                                                                                     Owned (1)
                                                                              ------------------------
                                 Name                                         Number           Percent
                                 ----                                         ------           -------
Andrew H. Tisch  (2)(3)(8)(9)                                               1,775,800            12.8%

Daniel R. Tisch  (2)(4)(8)(9)                                               1,775,800            12.8%

James S. Tisch  (2)(5)(8)(9)                                                1,795,000            12.9%

Thomas J. Tisch  (2)(6)(8)(9)                                               1,775,800            12.8%

Janus Funds (10)                                                            1,152,080             8.3%
100 Fillmore Street
Denver, CO 80206

Framlington Funds (11)                                                        917,797             6.6%
Pepys Street
London, EC3N 4ADA, United Kingdom

Capital Research & Management  (12)                                           825,000             5.9%
One Market Street
Stuart Tower, Suite 1800
San Francisco, CA 94105

K. Michael Forrest (13)                                                     1,103,661             8.1%
349 Oyster Point Blvd., Suite 200
South San Francisco, CA  94080

Carl R. Thornfeldt, M.D. (14)                                                 632,040             4.6%
1021 S.W. 5th Avenue
Ontario, OR 97914

A. Richard Juelis (15)                                                        107,822                *

                                                 -12-



John J. Chandler (16)                                                         104,583                *

Tobi B. Klar, M.D. (17)                                                        74,204                *

Daniel L. Azarnoff, M.D. (18)                                                  55,333                *

Jack L. Bowman (19)                                                            55,584                *

Alan A. Steigrod (20)                                                          49,918                *

Larry J. Wells (21)                                                            44,774                *

Julian C. Baker (7)(8)(9)                                                      21,100                *

Felix J. Baker, Ph.D. (7)(8)(9)                                                21,100                *

Ronald J. Saldarini, Ph.D. (22)                                                13,125                *

All directors and executive officers as a group (19)
  (12 persons)

* less than 1%

---------------------
(1) Based upon information supplied by officers, directors and principal shareholders. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC") that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Shares of common stock subject to an option that is currently exercisable or exercisable within 60 days of March 31, 2001 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 1,150,000 shares owned by Four Partners, a New York general partnership, and 47,7000 shares owned by Four-Fourteen Partners ("4-14P"), a New York general partnership. By virtue of their status as managing trustees of the trusts that are members of 4-14P, partners of the partnerships that are members of 4-14P and partners of the partnerships that are partners of the partnerships that are members of 4-14P, Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch may be deemed to have shared power to vote or direct the vote and dispose or direct the disposition of shares owned by Four Partners and 4-14P.

(3) Includes 448,830 shares owned by the Andrew H. Tisch 1999 Annuity Trust I and 129,270 shares owned by the Andrew H. Tisch 2000 Annuity Trust VI, as to which Andrew H. Tisch may be deemed to have shared power to vote or direct the vote and dispose or direct the disposition.

(4) Includes 448,830 shares owned by the Daniel R. Tisch 1999 Annuity Trust I and 129,270 shares owned by the Daniel R. Tisch 2000 Annuity Trust VI, as to which Daniel R. Tisch may be deemed to have shared power to vote or direct the vote and dispose or direct the disposition.

(5) Includes 448,830 shares owned by the James S. Tisch 1999 Annuity Trust I and 129,270 shares owned by the James S. Tisch 2000 Annuity Trust VI, as to which James S. Tisch may be deemed

                                      -13-



     to have shared power to vote or direct the vote and dispose or direct the disposition, and 19,200 shares owned by James S. Tisch as custodian for his children, as to which James S. Tisch has the power to vote or direct the vote and dispose or direct the dispostion.

(6) Includes 448,830 shares owned by the Thomas J. Tisch 1999 Annuity Trust I and 129,270 shares owned by the Thomas J. Tisch 2000 Annuity Trust VI, as to which Thomas J. Tisch may be deemed to have shared power to vote or direct the vote and dispose or direct the disposition.

(7) Includes 13,600 shares owned through a partnership of which Julian C. Baker and Felix J. Baker are the sole partners and have shared power to vote or direct the vote and dispose or direct the disposition. Includes 13,500 and 7,500 shares subject to stock options exercisable before May 31, 2001 held by Felix J. Baker and Julian C. Baker, respectively.

(8) The address for the named shareholder is c/o Barry Bloom, 667 Madison Avenue, New York, NY 10021.

(9) The persons and entities named in the table, as well as certain other persons, filed a joint amended Schedule 13D with the Securities and Exchange Commission on October 11, 2000. Based on the total number of shares reported by all of the reporting persons in that Schedule 13D and the number of shares outstanding at March 31, 2001, the total number of such shares reported represent approximately 25.6% of the outstanding shares as of that date. The Schedule 13D stated the joint filing was not an admission by any reporting person that the such reporting person and any other reporting person constituted a "group" for the purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules thereunder. Except to the extent reflected in the above table and the footnotes thereto, each of the reporting persons disclaimed beneficial ownership of, or pecuniary interest in, any shares of common stock owned by any other reporting person.

(10) Includes 908,225 shares held by Janus Global Life Sciences, 13,625 shares held by Aspen Global Life Sciences and 230,230 Janus World Funds Global Life Science.

(11) Includes 477,080 shares held by Framlington Health Fund, 410,717 shares held by Munder Framlington Healthcare and 30,000 shares held by FIPS Health.

(12) Includes 825,000 shares held by SmallCap World Fund.

(13) Includes 461,334 shares subject to stock options exercisable before May 31, 2001.

(14) Excludes 34,823 and 34,726 shares, respectively, held in trust for two relatives of Dr. Thornfeldt. Includes 170,463 shares held by Dr. Thornfeldt's spouse. Includes 239,347 shares subject to stock options exercisable before May 31, 2001.

(15) Includes 80,502 shares subject to stock options exercisable before May 31, 2001.

(16) Includes 93,583 shares subject to stock options exercisable before May 31, 2001.

(17) Includes 47,004 shares subject to stock options exercisable before May 31, 2001.

(18) Includes 55,333 shares subject to stock options exercisable before May 31, 2001.

                                      -14-



(19) Includes 51,084 shares subject to stock options exercisable before May 31, 2001.

(20) Includes 47,918 shares subject to stock options exercisable before May 31, 2001.

(21) Includes 1,000 shares held by Sundance Venture Partners, L.P., of which Mr. Wells may be deemed a beneficial owner and includes 2,436 shares held by Mr. Wells. Includes 41,338 shares subject to stock options exercisable before May 31, 2001.

(22) Includes 13,125 shares subject to stock options exercisable before May 31, 2001.


Executive Compensation

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Cellegy during fiscal years 2000, 1999 and 1998 to (i) each person who served as Cellegy's chief executive officer during 2000, and (ii) the four most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of 2000 and whose total annual salary and bonus in such year exceeded $100,000 (collectively with the CEO, the "Named Officers").


                                             SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                  Annual Compensation                    Compensation
                                                  -------------------                    Securities
                                                                         Other Annual     Underlying      All Other
      Name and Principal                    Salary           Bonus       Compensation      Options       Compensation
           Position               Year        ($)             ($)             ($)            (#)             ($)
           --------               ----        ---             ---             ---            ---             ---
K. Michael Forrest                2000      302,820           --               --              --            --
  President and Chief             1999      288,400           --               --         250,000            --
  Executive Officer               1998      281,853           --               --         155,000            --

Daniel L. Azarnoff, M.D.          2000      126,000           --               --              --            --
  Vice President, Clinical and    1999      120,000           --               --          28,000            --
  Regulatory Affairs              1998      115,000           --               --          10,000            --

John J. Chandler                  2000      181,000           --               --              --            --
  Vice President, Corporate       1999      171,000           --               --          46,500            --
  Business Development            1998      165,000           --       80,000 (1)          90,000            --

A. Richard Juelis                 2000      178,500           --               --              --            --
  Vice President, Finance and     1999      170,000           --               --          46,500            --
  Chief Financial Officer         1998      168,438           --               --              --            --

Andrew G. Korey, Ph.D. (2)        2000      184,500           --               --              --            --
  Vice President,  Clinical       1999       92,077           --               --          60,000            --
  Research                        1998           --           --               --              --            --


------------
(1) Consists of relocation allowances paid in accordance with their employment agreements. Relocation

                                      -15-



     allowances were expensed during the period they were incurred.

(2)  Dr. Andrew Korey resigned from Cellegy in January 2001.


                       OPTION GRANTS IN LAST FISCAL YEAR

     No option grants were made to the Named Officers during 2000, although the Named Officers received option grants in December 1999, as disclosed in Cellegy's proxy statement for last year's annual meeting of shareholders.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth information with respect to the options exercised by the Named Officers during fiscal 2000.


                                                         Number of Securities         Value of Unexercised
                                                        Underlying Unexercised            In-The- Money
                           Shares                          Options/SARs at                 Options at
                        Acquired on       Value          December 31, 2000 (#)         December 31, 2000 ($)
Name                     Exercise (#)   Realized ($)   Exercisable/Unexercisable   Exercisable/Unexercisable (1)
----                     ------------   ------------   -------------------------   -----------------------------
K. Michael Forrest           --             --            436,334 / 213,666              432,729 / 247,446

Daniel L. Azarnoff, M.D.     --             --             51,833 / 36,167                30,325 / 48,019

John J. Chandler             --             --             67,833 / 68,167                45,333 / 73,792

A. Richard Juelis          30,000        229,800           85,502 / 31,000               134,855 / 64,775

Andrew G. Korey, Ph.D.       --             --             15,833 / 44,167                22,908 / 61,442

----------------------
(1) Based on the difference between the fair market value of the common stock at December 31, 2000 ($5.875 per share) and the exercise price of options shown on the table.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Cellegy's directors and executive officers, and persons who own more than ten percent of a registered class of Cellegy's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Cellegy common stock and other equity securities of Cellegy. Officers, directors and greater than ten percent shareholders are required by the regulations of the SEC to furnish Cellegy with copies of all Section 16(a) forms they filed. To Cellegy's knowledge, based solely on review of the copies of such reports furnished to Cellegy, during the last fiscal year all Section 16(a) filing requirements applicable to

Cellegy's officers, directors, and greater than ten percent beneficial owners were timely filed, except that a Form 4 was filed in March 2001 with respect to sales of a total of 31,600 shares of common stock by Sundance Venture Partners, of which Larry Wells, a director, is a general partner, between December 29 and December 31, 2000.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee, consisting of Felix Baker, Jack Bowman, and Alan Steigrod, was (a) at any time during 2000 an officer or employee of Cellegy or any of its subsidiaries or (b) formerly an officer of Cellegy or any of its subsidiaries. No executive officer of Cellegy served during 2000 or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or our Compensation Committee.


                      REPORT OF THE COMPENSATION COMMITTEE

     This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that Cellegy specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of Cellegy, approves all stock option grants and provides guidance on all other compensation and benefit related issues.

General Compensation Policy

     The Committee acts on behalf of the Board to establish the general compensation policy for all employees of Cellegy. Subject to provisions of any applicable employment agreements, the Committee typically reviews base salary levels and total compensation for the Chief Executive Officer ("CEO"), other executive officers and employees of Cellegy prior to the beginning of each fiscal year. The Committee administers Cellegy's incentive and equity plans, including the 1995 Equity Incentive Plan (the "Plan"). The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of the executive officers of Cellegy is contingent on the achievement of corporate goals and objectives. Long-term equity incentives for executive officers include the granting of stock options under the Plan. Stock options generally have value for the executive only if the price of Cellegy's stock increases above the fair market value on the grant date and the executive remains in Cellegy's employ for the period required for the shares to vest or, where vesting of options is subject to the attainment of certain performance objectives, if the specified performance objectives are attained.

     The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee informally reviewing data on prevailing compensation practices of other pharmaceutical companies with whom Cellegy competes for executive talent and by their evaluating such information in connection with Cellegy's corporate goals and objectives. To this end, the Committee compared the compensation of Cellegy's executive officers with the compensation practices of comparable companies to determine base salary and total cash compensation. In addition to their base salaries, Cellegy's executive officers, including the CEO, are entitled to participate in the Plan. In preparing the performance graph for this Proxy Statement, Cellegy used The NASDAQ (U.S. only) Stock Market Index and The NASDAQ Pharmaceutical Stocks Index as its most comparable business indices. The Committee reviewed the compensation information from several companies that are competitive with Cellegy, as well as, salary and stock option data from industry surveys.

Fiscal 2000 Executive Compensation

     Base Compensation. The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the CEO, subject to provisions of any employment agreements.

     Incentive Compensation. Cash bonuses may be awarded if Cellegy meets predetermined corporate goals and objectives set by the Board early in the year. For fiscal 2000, the objectives used by the Committee as the basis for incentive compensation for the CEO and the other executives were based primarily on achieving corporate and clinical development goals and maintaining a strong financial position. Because Cellegy did not achieve all of its clinical development goals, no cash bonuses were paid for 2000.

     Stock Options. Stock options typically have been granted to executive officers when the executive first joins Cellegy, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group.

     In fiscal 2000, the Committee considered these factors, as well as the number of unvested options held by such executive officers as of the date of grant. In the discretion of the Committee, executive officers may also be granted stock options under the Plan to provide greater incentives to continue their employment with Cellegy and to strive to increase the value of the common stock. Initial stock options generally become exercisable over a four-year period and, in certain instances, sooner based on the attainment of certain objectives. Annual stock option grants generally become exercisable over a three-year period. Most options are granted at a price that is equal to the fair market value of the common stock on the date of grant. Although no option grants were made to any of the Named Officers during fiscal 2000, on January 2, 2001, stock options were awarded for fiscal 2000 to the following three executive officers, in addition to the CEO as described below, to purchase the following number of shares: Dr Azarnoff, 17,500 shares; Mr. Chandler, 23,500 shares; and Mr. Juelis, 22,500 shares.

     During 2000, Dr. Thornfeldt resigned from his position as Chairman and became a consultant to Cellegy. On May 31, 2000, Dr. Thornfeldt was granted 100,000 stock options. In awarding this stock option, the Committee considered his contributions to the development of the cosmeceutical product line and expanding Cellegy's intellectual property position and patents through his consultancy agreement, and his many contributions as Chairman over the last five years. In addition to performance factors, the Committee also reviewed the compensation practices of the comparable companies in recommending these executive grants.

     CEO Compensation. Because Mr. Forrest was primarily responsible for Cellegy obtaining most of its goals and objectives for fiscal 2000, the Committee exercised its discretion and granted Mr. Forrest an option to purchase 50,000 shares, effective January 2, 2001. In granting stock options to Mr. Forrest, the Committee reviewed Mr. Forrest's achievement of his objectives including satisfactorily managing Cellegy's overall strategic plan, increasing Cellegy's long-term shareholder valuation by achieving corporate and clinical development goals, and maintaining a strong financial position. Mr. Forrest received no salary increase at the beginning of 2001.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986. Internal Revenue Code Section 162(m) limits Cellegy's ability to deduct compensation in excess of $1,000,000 in any taxable year to the individual who is the Chief Executive Officer at the end of the taxable year and the four other highest compensated officers of Cellegy during the taxable year. Cash compensation for fiscal 2000 for any individual was not in excess of $1,000,000, and Cellegy does not expect cash compensation for fiscal 2001 to be in excess of $1,000,000 for any individual. Cellegy's Plan is in compliance with Section 162(m) by limiting the amount of stock awards that may be granted to any one individual.


                                              COMPENSATION COMMITTEE

                                              Felix J. Baker, Ph.D.
                                              Jack L. Bowman
                                              Alan A. Steigrod

                          REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of Cellegy's previous filings under the Securities Act and the Exchange Act that might incorporate future filings including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference in any such filings.

     The Audit Committee (the "Committee") presently is composed of three members. The Board, in its business judgement, has determined that all members of the Committee are "independent" as defined in the applicable listing standards of the Nasdaq National Market. The Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix B to this proxy statement. The Committee recommends to the Board of Directors the selection of Cellegy's independent auditors subject to shareholder ratification. The Committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes on behalf of the Board.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000, with management including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, their judgments as to the quality, not just the acceptability, of Cellegy's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with Cellegy's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of our financial reporting. The Committee held two meetings during fiscal year 2000, and conducted two telephonic calls with the Committee Chairman to independently review certain quarterly financial results.

     Audit Fees. Cellegy incurred approximately $94,000 in fees and expenses for professional services rendered in connection with the annual audit and quarterly reviews of our consolidated financial statements for 2000, of which approximately $33,500 had been billed and paid by December 31, 2000.

     Other Audit Fees and Other Related Fees. During 2000, Cellegy paid approximately $114,000 in fees and expenses in connection with other non-audit matters. $60,000 of these fees consisted primarily of accounting services related to the acquisition of Quay Pharmaceuticals, 2000 tax services were estimated at $23,000 and $31,000 was related to other special projects.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and

Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Cellegy's independent auditors.


                                   Larry J. Wells, Chairman
                                   Julian C. Baker, Director
                                   Ronald J. Saldarini, Ph.D., Director

                         COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that Cellegy specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The chart below compares the cumulative total stockholder return on the common stock of Cellegy from August 14, 1995, the effective date of Cellegy's initial public offering to December 31, 2000 with the cumulative total return of The Nasdaq (US only) Stock Market Index and the NASDAQ Pharmaceutical Stocks Index (assuming the investment of $100 in Cellegy common stock and in each of the indices on August 14, 1995, and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each year presented.


                                           Comparison of Cumulative Total Return

                            8/14/95      12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
                            -------      --------     --------     --------     --------     --------     --------
CellegyIndex                  $100         $ 85         $ 75         $140         $ 58         $ 56         $ 98
Nasdaq Index
  (U.S. Only)                 $100         $104         $128         $157         $222         $411         $248
Nasdaq Pharmaceutical
  Index                       $100         $122         $123         $127         $161         $300         $378


Certain Relationships and Related Transactions; Change in Control Arrangements

     Mr. Forrest, who is Chairman, President and Chief Executive Officer, and Cellegy entered into an employment agreement dated November 20, 1996. The agreement provides for a base compensation of $265,000 per year. Mr. Forrest's current annual salary is $302,820. Either Cellegy or Mr. Forrest may terminate the agreement at any time upon notice to the other party. The agreement provides that, upon termination without cause, Mr. Forrest will be paid twelve months severance and continuation of benefits during the period severance payments are made. The agreement provides for a grant of 245,000 stock options, 200,000 of which are fully vested as of March 31, 2001, and 45,000 shares subject to the option will vest at the earlier of the accomplishment of certain milestones or after five years from date of grant. In addition to his initial stock option grant, Mr. Forrest has been granted stock options to purchase 450,000 shares.

     Dr. Thornfeldt and Cellegy entered into a consulting agreement dated February 1, 2000. The agreement provided for payments of $6,000 per month. Dr. Thornfedlt's current consulting payments are $4,000 per month. The agreement included a grant of 100,000 stock options which vests in equal monthly installments contingent upon Dr. Thornfeldt remaining as a consultant to Cellegy. The agreement provides for the assignment to Cellegy, subject to certain exclusions, of inventions of Dr. Thornfeldt during the term of the agreement. Under the Agreement, he may not engage in any activity that is competitive with the business of Cellegy, including without limitation acting as a consultant to any business that competes, directly or indirectly, with the business of Cellegy. The agreement may be terminated before expiration of its term upon certain events, including Dr. Thornfeldt's death, a material breach of the agreement by the other party, or by either party upon prior notice. In addition to the above stock option grant, Dr. Thornfeldt has been granted stock options to purchase 269,342 shares.

     The Compensation Committee, as plan administrator of the Plan, has the authority in certain circumstances to provide for accelerated vesting of the shares of common stock subject to outstanding options held by the Named Officers as well as other optionees under the Plan in connection with certain kinds of changes in control of Cellegy.


                              SHAREHOLDER PROPOSALS

Advance Notice Procedures for Next  Year's Annual Meeting

     Proposals of shareholders intended to be present at Cellegy's annual meeting of shareholders to be held in 2002 must be received in writing by Cellegy's Secretary at its principal executive offices not later than December 14, 2001. In addition, if Cellegy is not notified of a shareholder proposal by March 2, 2002, then the proxies held by management of Cellegy will provide for discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement.


                                  OTHER MATTERS

     The Board knows of no other matters that will be presented at the Annual Meeting. If however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxy holders.


                                 By Order of the Board of Directors,

                                 /s/ K. Michael Forrest
                                 -----------------------------------------------
                                 K. Michael Forrest
                                 Chairman, President and Chief Executive Officer


South San Francisco, California


All shareholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed postage prepaid envelope. Thank you for your prompt attention to this matter.

                                                                      APPENDIX A


PROXY                     CELLEGY PHARMACEUTICALS, INC.                    PROXY

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 31, 2001

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CELLEGY

     The undersigned hereby appoints K. Michael Forrest and Carl R. Thornfeldt, M.D., or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Cellegy Pharmaceuticals, Inc. ("Cellegy") to be held at 8:30 a.m. P.D.T., on May 31, 2001, at 349 Oyster Point Blvd., Suite 200, South San Francisco, California, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:


                 (Continued, and to be signed on the other side)

1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed            [ ] WITHHOLD AUTHORITY
    below (except as indicated             to vote for all nominees
    to the contrary below)                 listed below

NOMINEES: K. Michael Forrest, Carl R. Thornfeldt, M.D., Jack L. Bowman, Tobi B. Klar, M.D., Ronald J. Saldarini, Ph.D., Alan A. Steigrod, Larry J. Wells, Felix
J. Baker Ph.D. and Julian C. Baker

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:


                   ------------------------------------------


2. APPROVAL OF AMENDMENT TO CELLEGY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 15,000,000 SHARES, FROM 20,000,000 to 35,000,000 SHARES

          [   ]   FOR               [   ]   AGAINST           [   ]    ABSTAIN

3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2000 FISCAL YEAR.

         [   ]    FOR               [   ]   AGAINST           [   ]    ABSTAIN

4. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.


     The Board of Directors recommends that you vote FOR the election of all nominees and FOR Proposal Nos. 2 and 3.

     THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NOS. 2, AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.



I PLAN TO ATTEND THE MEETING                         [   ]


Dated: _____________, 2001

_______________________    (Print Shareholder(s) name)

_______________________    (Signature(s) of Shareholder or Authorized Signatory)


Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a Corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER

Organization

     This charter governs the operations of the Audit Committee ("Committee") of Cellegy Pharmaceuticals, Inc. ("Cellegy" or "Company"). The Committee reviews and reassesses the charter at least annually and obtains the approval of the Board of Directors ("Board"). The Committee is appointed by the Board and shall comprise at least three directors (effective year end 2000), each of whom is independent of Management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from Management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statement and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by Management and the Board. In so doing, it is the responsibility to the Committee to maintain free and open communication between the Committee members, independent auditors, and Management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Cellegy's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     o The Committee shall have a clear understanding with Management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from Management and the Company and the matters included in the written disclosures required by the Independence Standards Board and shall consider the compatibility of non-audit services with the auditors' independence. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

     o The Committee shall discuss with the independent auditors the overall scope and plans for their respective auditors including the adequacy of staffing and compensation. Also, the Committee shall discuss with Management, and the independent auditors adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without Management present, to discuss the results of their examinations.

     o The Committee shall review the interim financial statements with Management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     o The Committee shall review with Management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.